NATIONAL STORAGE
AFFILIATES

2026 FIRST QUARTER EARNINGS RELEASE

& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

5	Consolidated Statements of Operations

6	Consolidated Balance Sheets

7	Schedule 1 - Funds From Operations and Core Funds From Operations

9	Schedule 2 - Other Non-GAAP Financial Measurements

11	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

16	Schedule 6 - Same Store Performance Summary By MSA

18	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

19	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

20	Schedule 9 - Selected Financial Information

22	Glossary

May 5, 2026
National Storage Affiliates Trust Reports First Quarter 2026 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2026 results.
First Quarter 2026 Highlights
•Reported net income of $27.7 million for the first quarter of 2026, an increase of 41.8% compared to the first quarter of 2025. Reported diluted earnings per share of $0.16 for the first quarter of 2026 compared to $0.10 for the first quarter of 2025.
•Reported core funds from operations ("Core FFO") of $76.8 million, or $0.57 per share for the first quarter of 2026, an increase of 5.6% per share compared to the first quarter of 2025.
•Reported an increase in same store net operating income ("NOI") of 2.0% for the first quarter of 2026 compared to the same period in 2025, driven by a 0.2% increase in same store total revenues and a 3.9% decrease in same store property operating expenses.
•Reported same store period-end occupancy of 84.5% as of March 31, 2026, an increase of 70 basis points compared to March 31, 2025.
•Acquired one wholly-owned self storage property for approximately $10.4 million during the first quarter of 2026.
•Completed the sale of three wholly-owned self storage properties to unaffiliated third parties for net proceeds of approximately $20.6 million.
•As previously announced, the Company has entered into a definitive merger agreement with Public Storage, under which the Company will be acquired in an all-stock transaction valued at an enterprise value of approximately $10.5 billion. The merger is expected to close in the third quarter of 2026, subject to the approval of the Company's equity holders, and satisfaction of other customary closing conditions.
Highlights Subsequent to Quarter-End
•Completed the sale of three wholly-owned self storage properties to an unaffiliated third party for approximately $5.7 million, that were classified as held for sale as of March 31, 2026.
•As of April 30, 2026, same store period-end occupancy was 84.9%, an increase of 90 basis points compared to April 30, 2025.

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2026	2025	Change
Net income	$27,681	$19,519	41.8%

Funds From Operations ("FFO")(1)	$65,999	$70,978	(7.0)%
Add acquisition costs	811	403	101.2%
Add integration and executive severance costs(2)	—	2,042	—%
Add merger related costs	9,981	—	—%
Core FFO(1)	$76,791	$73,423	4.6%

Earnings per share - basic and diluted	$0.16	$0.10	60.0%

FFO per share and unit(1)	$0.49	$0.52	(5.8)%
Core FFO per share and unit(1)	$0.57	$0.54	5.6%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
Net income increased $8.2 million for the first quarter of 2026 as compared to the same period in 2025. This increase was primarily due to an increase in earnings from our unconsolidated real estate ventures, a decrease in property operating expenses and a decrease in depreciation expense.
The decrease in FFO per share and unit for the first quarter of 2026 was primarily driven by merger related costs of $10.0 million. The increase in Core FFO per share and unit for the first quarter of 2026 was primarily driven by an increase in same store NOI and a decrease in interest expense.
Same Store Operating Results (735 Stores)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2026	2025	Change
Total revenues	$164,221	$163,852	0.2%
Property operating expenses	48,396	50,343	(3.9)%
Net Operating Income (NOI)	$115,825	$113,509	2.0%
NOI Margin	70.5%	69.3%	1.2%

Average Occupancy	84.2%	84.1%	0.1%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.88	$15.78	0.6%
Year-over-year same store total revenue increased 0.2% for the first quarter of 2026 as compared to the same period in 2025. The increase for the first quarter was driven by a 10 basis point increase in average occupancy and a 0.6% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Portland, San Juan, PR and Colorado Springs. Markets which generated below portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta and Phoenix.
Year-over-year same store property operating expenses decreased 3.9% for the first quarter of 2026 as compared to the same period in 2025. The decrease for the first quarter of 2026 was primarily driven by decreases in personnel, utilities and repairs and maintenance costs.

Investment and Disposition Activity
During the first quarter, NSA invested $10.4 million in the acquisition of one wholly-owned self storage property, consisting of approximately 47,000 rentable square feet configured in approximately 500 storage units.
During the first quarter, NSA completed the sale of three wholly-owned self storage properties, consisting of approximately 199,000 rentable square feet configured in approximately 1,500 storage units for approximately $20.6 million.
Balance Sheet
As of March 31, 2026, NSA has approximately $530.6 million of available capacity on its $950.0 million revolving line of credit.
Common Share Dividends
On February 12, 2026, NSA's Board of Trustees declared a quarterly cash dividend of $0.57 per common share. The first quarter 2026 dividend was paid on March 31, 2026 to shareholders of record as of March 13, 2026.
2026 Guidance
In light of the Company's proposed merger with Public Storage announced on March 16, 2026, the Company will no longer provide guidance nor is it affirming past guidance.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at www.nsastorage.com and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 5, 2026.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of March 31, 2026, the Company held ownership interests in and operated 1,061 self storage properties, located in 37 states and Puerto Rico with approximately 69.3 million rentable square feet, excluding three properties classified as held for sale, that were sold to a third party in April 2026. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nsastorage.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the risks associated with our ability to consummate the mergers with Public Storage and the timing and closing of the mergers including, among other things, the ability of the Company to obtain equity holder approval required to consummate the mergers, the satisfaction or waiver of other conditions to closing in the Merger Agreement, unanticipated difficulties or expenditures relating to the mergers, potential difficulties in employee retention as a result of the mergers, the occurrence of any event, change or other circumstances that could give rise to the termination of the mergers and the outcome of legal proceedings that may be instituted related to the mergers; the acquisition and disposition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; and the Company's guidance estimates for the year ending December 31, 2026. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUE
Rental revenue	$168,214	$169,475
Other property-related revenue	5,586	6,744
Management fees and other revenue	11,601	12,135
Total revenue	185,401	188,354
OPERATING EXPENSES
Property operating expenses	52,034	55,104
General and administrative expenses	13,231	13,145
Depreciation and amortization	46,140	48,116
Other	3,098	4,476
Total operating expenses	114,503	120,841
OTHER (EXPENSE) INCOME
Interest expense	(39,257)	(40,475)
Equity in earnings (losses) of unconsolidated real estate ventures	1,155	(5,739)
Acquisition and integration costs	(811)	(2,445)
Merger related costs	(9,981)	—
Non-operating (expense) income	(302)	360
Gain on sale of self storage properties	6,458	1,425
Other expense, net	(42,738)	(46,874)
Income before income taxes	28,160	20,639
Income tax expense	(479)	(1,120)
Net income	27,681	19,519
Net income attributable to noncontrolling interests	(9,901)	(6,525)
Net income attributable to National Storage Affiliates Trust	17,780	12,994
Distributions to preferred shareholders	(5,153)	(5,114)
Net income attributable to common shareholders	$12,627	$7,880

Earnings per share - basic and diluted	$0.16	$0.10

Weighted average shares outstanding - basic and diluted	77,093	76,372

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Real estate
Self storage properties	$5,832,905	$5,814,854
Less accumulated depreciation	(1,256,764)	(1,213,537)
Self storage properties, net	4,576,141	4,601,317
Cash and cash equivalents	27,648	23,328
Restricted cash	721	310
Debt issuance costs, net	2,161	2,890
Investment in unconsolidated real estate ventures	227,267	231,779
Other assets, net	178,470	185,403
Assets held for sale, net	1,086	14,519
Operating lease right-of-use assets	20,264	20,569
Total assets	$5,033,758	$5,080,115
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,416,836	$3,405,102
Accounts payable and accrued liabilities	97,724	94,627
Interest rate swap liabilities	1,134	4,052
Operating lease liabilities	22,320	22,620
Deferred revenue	20,655	19,931
Total liabilities	3,558,669	3,546,332
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 14,801,345 and 14,704,845 issued (in series) and outstanding at March 31, 2026 and December 31, 2025, respectively, at liquidation preference	343,542	341,130
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 77,137,402 and 77,089,734 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	771	771
Additional paid-in capital	1,245,845	1,251,961
Distributions in excess of earnings	(683,581)	(652,240)
Accumulated other comprehensive income	6,184	4,416
Total shareholders' equity	912,761	946,038
Noncontrolling interests	562,328	587,745
Total equity	1,475,089	1,533,783
Total liabilities and equity	$5,033,758	$5,080,115

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2026	2025
Net income	$27,681	$19,519
Add (subtract):
Real estate depreciation and amortization	45,707	47,661
Equity in (earnings) losses of unconsolidated real estate ventures	(1,155)	5,739
Company's share of FFO in unconsolidated real estate ventures	5,792	5,052
Gain on sale of self storage properties	(6,458)	(1,425)
Distributions to preferred shareholders and unitholders	(5,568)	(5,568)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	65,999	70,978
Add (subtract):
Acquisition costs	811	403
Integration costs(1)	—	2,042
Merger related costs	9,981	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$76,791	$73,423

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	77,093	76,372
Weighted average restricted common shares outstanding	26	21
Weighted average OP units outstanding	51,162	52,147
Weighted average DownREIT OP unit equivalents outstanding	5,769	5,769
Weighted average LTIP units outstanding	979	925
Total weighted average shares and units outstanding - FFO and Core FFO	135,029	135,234

FFO per share and unit	$0.49	$0.52
Core FFO per share and unit	$0.57	$0.54

(1)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(2)	NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote 3 for additional discussion of LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2026	2025
Earnings per share - diluted	$0.16	$0.10
Impact of the difference in weighted average number of shares(3)	(0.07)	(0.04)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.07	0.04
Add real estate depreciation and amortization	0.34	0.35
Add equity in (earnings) losses of unconsolidated real estate ventures	(0.01)	0.04
Add Company's share of FFO in unconsolidated real estate ventures	0.05	0.04
Subtract gain on sale of self storage properties	(0.05)	(0.01)
FFO per share and unit	0.49	0.52
Add acquisition costs	0.01	—
Add integration costs	—	0.02
Add merger related costs	0.07	—
Core FFO per share and unit	$0.57	$0.54

(3)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions.

(4)	Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote 3.

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2026	2025
Net income	$27,681	$19,519
(Subtract) add:
Management fees and other revenue	(11,601)	(12,135)
General and administrative expenses	13,231	13,145
Depreciation and amortization	46,140	48,116
Other	3,098	4,476
Interest expense	39,257	40,475
Equity in (earnings) losses of unconsolidated real estate ventures	(1,155)	5,739
Acquisition and integration costs	811	2,445
Merger related costs	9,981	—
Non-operating expense (income)	302	(360)
Gain on sale of self storage properties	(6,458)	(1,425)
Income tax expense	479	1,120
Net Operating Income	$121,766	$121,115

Supplemental Schedule 2 (continued)

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
Net income	$27,681	$19,519
Add:
Depreciation and amortization	46,140	48,116
Company's share of unconsolidated real estate venture depreciation and amortization	4,903	5,411
Interest expense	39,257	40,475
Income tax expense	479	1,120
EBITDA	118,460	114,641
Add (subtract):
Acquisition costs	811	403
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	(266)	5,381
Gain on sale of self storage properties	(6,458)	(1,425)
Integration costs, excluding equity-based compensation(2)	—	930
Merger related costs	9,981	—
Equity-based compensation expense(3)	2,420	3,079
Adjusted EBITDA	$124,948	$123,009

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)
Equity-based compensation expense is a non-cash item recorded within general and administrative expenses and acquisition and integration costs in our consolidated statements of operations. For the three months ended March 31, 2025, $1.1 million relates to the internalization of the PRO structure and is included in acquisition and integration costs.

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2026
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	171	79,025	11,035,604	84.5%	Texas	198	96,120	13,146,684	85.0%
California	86	51,676	6,498,723	84.0%	Florida	105	60,399	6,803,020	82.7%
Florida	78	45,375	5,087,342	82.3%	California	99	58,673	7,345,276	84.4%
Oregon	70	29,262	3,661,566	87.6%	Oregon	70	29,262	3,661,566	87.6%
Georgia	47	20,487	2,818,960	80.7%	Georgia	69	32,054	4,400,035	81.7%
Arizona	34	18,887	2,174,575	78.9%	Oklahoma	52	22,416	3,270,982	83.0%
North Carolina	34	16,793	2,072,412	86.6%	Arizona	36	19,896	2,284,705	78.7%
Oklahoma	33	15,307	2,141,378	83.5%	North Carolina	34	16,793	2,072,412	86.6%
Louisiana	25	11,459	1,388,365	78.7%	Ohio	27	14,898	1,854,692	85.8%
Pennsylvania	22	10,442	1,296,270	87.7%	Alabama	26	12,293	1,806,736	78.4%
Colorado	21	9,118	1,145,312	86.1%	Michigan	25	16,001	2,030,948	87.3%
Washington	19	6,643	871,889	86.8%	Pennsylvania	25	12,077	1,456,940	87.7%
Puerto Rico	15	12,856	1,379,381	88.2%	Louisiana	25	11,459	1,388,365	78.7%
Nevada	15	7,564	963,252	85.6%	Kansas	22	8,432	1,121,022	86.5%
New Hampshire	15	7,160	890,320	84.9%	Tennessee	21	10,907	1,398,877	86.2%
Kansas	15	5,577	721,923	86.3%	Colorado	21	9,118	1,145,312	86.1%
Indiana	12	6,529	827,464	79.8%	New Jersey	20	13,513	1,603,307	86.6%
Alabama	12	6,503	956,385	73.4%	Indiana	19	9,820	1,286,069	82.4%
New Mexico	12	5,773	750,098	79.9%	Nevada	19	9,450	1,247,570	85.1%
Other(1)	63	35,983	4,423,883	84.9%	Washington	19	6,643	871,889	86.8%
Total	799	402,419	51,105,102	83.9%	Puerto Rico	15	12,856	1,379,381	88.2%
					Massachusetts	15	11,060	1,210,211	86.6%
					New Hampshire	15	7,160	890,320	84.9%
					New Mexico	12	5,773	750,098	79.9%
					Minnesota	11	5,562	709,345	86.1%
					Illinois	10	6,772	729,163	82.8%
					Other(2)	51	28,076	3,471,170	84.2%
					Total	1,061	547,483	69,336,095	84.3%

(1)
Other states in NSA's owned portfolio as of March 31, 2026 include Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, Ohio, South Carolina, Tennessee and Virginia.

(2)
Other states in NSA's operated portfolio as of March 31, 2026 include Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, New York, Rhode Island, South Carolina and Virginia.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2026 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:(3)				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other	Total

March 31, 2026	1	468	46,780	$10,418	$—	$29	$10,447

2026 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:(4)	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2026	3	1,461	198,603	$20,596

(3)	NSA through its wholly-owned portfolio acquired one self storage property located in Alabama.
(4)	NSA disposed of three self storage properties located in Georgia.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of March 31, 2026									(Watch Developing)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2026	2027	2028	2029	2030	2031	2032	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	5.08%	Variable(3)	January 2027	$—	$412,400	$—	$—	$—	$—	$—	$—	$412,400
Term loan - Tranche D	4.01%	Swapped To Fixed	July 2026	275,000	—	—	—	—	—	—	—	275,000
Term loan - Tranche E	4.91%	Swapped To Fixed(3)	March 2027	—	130,000	—	—	—	—	—	—	130,000
Term loan facility - 2028	4.17%	Swapped To Fixed	December 2028	—	—	75,000	—	—	—	—	—	75,000
Term loan facility - April 2029	3.77%	Swapped To Fixed	April 2029	—	—	—	100,000	—	—	—	—	100,000
Term loan facility - June 2029	5.07%	Swapped To Fixed	June 2029	—	—	—	285,000	—	—	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	35,000	—	—	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	65,000	—	—	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	120,000	—	—	—	—	—	120,000
September 2028 Senior Unsecured Notes	5.40%	Fixed	September 2028	—	—	75,000	—	—	—	—	—	75,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	100,000	—	—	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	100,000	—	—	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	150,000	—	—	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	35,000	—	—	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	75,000	—	—	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	90,000	—	—	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	50,000	—	—	50,000
September 2031 Senior Unsecured Notes	5.55%	Fixed	September 2031	—	—	—	—	—	125,000	—	—	125,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	175,000	—	—	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	100,000	—	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	200,000	—	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2034 Senior Unsecured Notes	5.74%	Fixed	September 2034	—	—	—	—	—	—	—	150,000	150,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.53%	Fixed	August 2027 - October 2031	—	84,900	88,000	—	—	25,141	—	—	198,041
Total Principal/Weighted Average	4.42%		3.7 years	$375,000	$627,300	$458,000	$485,000	$260,000	$465,141	$300,000	$455,000	$3,425,441
Weighted average effective interest rate of maturing debt				4.26%	4.92%	5.04%	4.58%	3.41%	3.79%	4.40%	4.32%
Unamortized debt issuance costs and debt premium, net												(8,605)
Total Debt												$3,416,836

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.45% and excludes fees which range from 0.15% to 0.20% for unused borrowings. $125.0 million of the Tranche E term loan is subject to interest rate swaps, the maturity of which extends through the Tranche E maturity.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of March 31, 2026
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.8x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.6x
Total Leverage Ratio	< 60.0%	46.9%

Preferred Shares and Units

Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,133,217
6.000% Series B cumulative redeemable preferred shares of beneficial interest	4,608,445
Preferred shares of beneficial interest(4)	13,741,662
6.000% Series A-1 cumulative redeemable preferred units	1,096,711

Common Shares and Units

Outstanding
Common shares of beneficial interest	77,106,106
Restricted common shares	31,296
Total shares outstanding	77,137,402
Operating partnership units	51,074,863
DownREIT operating partnership unit equivalents	5,769,214
Total operating partnership units	56,844,077
Long-term incentive plan units	933,045
Total common shares and units outstanding	134,914,524

(4)
The Company's balance sheet at March 31, 2026 reflects 14,801,345 preferred shares of beneficial interest, which includes 5,668,128 Series B Preferred Shares issued and outstanding. We have reflected 13,741,662 preferred shares herein, which corresponds to the $343.5 million liquidation preference reflected on the balance sheet at March 31, 2026. As part of a 2023 property acquisition of 15 properties from one of the Company's former participating regional operators (the "Contributor"), the Company recorded a $26.1 million promissory note receivable from the Contributor, and the Contributor used the loan proceeds to acquire $26.1 million of OP equity. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of March 31, 2026
				Number of Stores at March 31,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2026	2025	Total Rentable Square Feet	1Q 2026	1Q 2025
2016 Joint Venture	$93,577	$932,596	$358,713	81	81	5,689,659	85.3%	85.6%
2018 Joint Venture	84,979	1,288,060	646,587	104	104	7,871,784	85.9%	84.5%
2023 Joint Venture	47,557	197,929	—	21	18	1,449,042	83.8%	70.9%
2024 Joint Venture	1,154	347,271	209,314	56	56	3,220,508	85.5%	84.2%
Total	$227,267	$2,765,856	$1,214,614	262	259	18,230,993	85.5%	83.9%

Combined Operating Information(2)
	Three Months Ended March 31, 2026
	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,167	$28,177	$3,627	$9,126	$63,097
Property operating expenses	7,439	9,320	1,277	3,503	21,539
Net operating income	14,728	18,857	2,350	5,623	41,558
Supervisory, administrative and other expenses	(1,633)	(1,783)	(293)	(512)	(4,221)
Depreciation and amortization	(5,612)	(8,903)	(1,965)	(3,132)	(19,612)
Interest expense	(3,269)	(7,144)	—	(3,234)	(13,647)
Non-operating (expense) income	(51)	(86)	4	36	(97)
Net income (loss)	$4,163	$941	$96	$(1,219)	$3,981
Add (subtract):
Unconsolidated real estate venture depreciation and amortization	5,612	8,903	1,965	3,132	19,612
FFO and Core FFO for unconsolidated real estate ventures	$9,775	$9,844	$2,061	$1,913	$23,593

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2026 compared to Three Months Ended March 31, 2025

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change
Portland-Vancouver-Hillsboro, OR-WA	51	$11,091	$10,721	3.5%	$2,928	$2,982	(1.8)%	$8,163	$7,739	5.5%	73.6%	72.2%	1.4%
Riverside-San Bernardino-Ontario, CA	48	12,756	12,875	(0.9)%	3,027	3,033	(0.2)%	9,729	9,842	(1.1)%	76.3%	76.4%	(0.1)%
Houston-Pasadena-The Woodlands, TX	36	8,020	8,062	(0.5)%	2,719	2,980	(8.8)%	5,301	5,082	4.3%	66.1%	63.0%	3.1%
Phoenix-Mesa-Chandler, AZ	26	5,440	5,695	(4.5)%	1,407	1,448	(2.8)%	4,033	4,247	(5.0)%	74.1%	74.6%	(0.5)%
Dallas-Fort Worth-Arlington, TX	25	4,822	4,944	(2.5)%	1,843	1,816	1.5%	2,979	3,128	(4.8)%	61.8%	63.3%	(1.5)%
Atlanta-Sandy Springs-Roswell, GA	25	4,773	4,928	(3.1)%	1,505	1,583	(4.9)%	3,268	3,345	(2.3)%	68.5%	67.9%	0.6%
Oklahoma City, OK	20	3,192	3,231	(1.2)%	955	961	(0.6)%	2,237	2,270	(1.5)%	70.1%	70.3%	(0.2)%
Brownsville-Harlingen, TX	16	2,886	2,837	1.7%	793	784	1.1%	2,093	2,053	1.9%	72.5%	72.4%	0.1%
San Juan-Bayamón-Caguas, PR	15	9,873	9,616	2.7%	1,905	1,915	(0.5)%	7,968	7,701	3.5%	80.7%	80.1%	0.6%
North Port-Bradenton-Sarasota, FL	15	4,014	4,264	(5.9)%	1,204	1,342	(10.3)%	2,810	2,922	(3.8)%	70.0%	68.5%	1.5%
McAllen-Edinburg-Mission, TX	15	3,428	3,444	(0.5)%	827	845	(2.1)%	2,601	2,599	0.1%	75.9%	75.5%	0.4%
San Antonio-New Braunfels, TX	15	2,591	2,720	(4.7)%	980	1,095	(10.5)%	1,611	1,625	(0.9)%	62.2%	59.7%	2.5%
Los Angeles-Long Beach-Anaheim, CA	14	5,861	5,685	3.1%	1,467	1,451	1.1%	4,394	4,234	3.8%	75.0%	74.5%	0.5%
Orlando-Kissimmee-Sanford, FL	13	3,097	3,143	(1.5)%	913	901	1.3%	2,184	2,242	(2.6)%	70.5%	71.3%	(0.8)%
Las Vegas-Henderson-North Las Vegas, NV	13	2,871	2,845	0.9%	764	723	5.7%	2,107	2,122	(0.7)%	73.4%	74.6%	(1.2)%
Tulsa, OK	13	1,946	1,993	(2.4)%	599	601	(0.3)%	1,347	1,392	(3.2)%	69.2%	69.8%	(0.6)%
Austin-Round Rock-San Marcos, TX	12	3,157	3,267	(3.4)%	1,109	1,138	(2.5)%	2,048	2,129	(3.8)%	64.9%	65.2%	(0.3)%
Shreveport-Bossier City, LA	12	1,541	1,501	2.7%	486	559	(13.1)%	1,055	942	12.0%	68.5%	62.8%	5.7%
Colorado Springs, CO	12	2,003	1,882	6.4%	657	682	(3.7)%	1,346	1,200	12.2%	67.2%	63.8%	3.4%
Wichita, KS	12	1,861	1,761	5.7%	660	750	(12.0)%	1,201	1,011	18.8%	64.5%	57.4%	7.1%
Amarillo, TX	10	1,726	1,623	6.3%	483	505	(4.4)%	1,243	1,118	11.2%	72.0%	68.9%	3.1%
Bend, OR	10	2,071	1,972	5.0%	460	527	(12.7)%	1,611	1,445	11.5%	77.8%	73.3%	4.5%
Other MSAs	307	65,201	64,843	0.6%	20,705	21,722	(4.7)%	44,496	43,121	3.2%	68.2%	66.5%	1.7%
Total/Weighted Average	735	$164,221	$163,852	0.2%	$48,396	$50,343	(3.9)%	$115,825	$113,509	2.0%	70.5%	69.3%	1.2%

2025 Same Store Pool(2)	728	$162,856	$162,498	0.2%	$47,893	$49,826	(3.9)%	$114,963	$112,672	2.0%	70.6%	69.3%	1.3%

2024 Same Store Pool(3)	702	$157,176	$157,051	0.1%	$46,073	$47,967	(3.9)%	$111,103	$109,084	1.9%	70.7%	69.5%	1.2%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2026 same store pool that were in NSA's same store pool reported in 2025.
(3)	Represents the subset of properties included in the 2026 same store pool that were in NSA's same store pool reported in 2024.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2026 compared to Three Months Ended March 31, 2025
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change
Portland-Vancouver-Hillsboro, OR-WA	20,537	2,532,658	88.6%	88.6%	—%	88.5%	88.2%	0.3%	$19.29	$18.60	3.7%
Riverside-San Bernardino-Ontario, CA	26,898	3,636,803	85.0%	84.3%	0.7%	84.8%	85.0%	(0.2)%	16.02	16.06	(0.2)%
Houston-Pasadena-The Woodlands, TX	18,169	2,657,868	86.3%	85.3%	1.0%	85.9%	86.1%	(0.2)%	13.55	13.45	0.7%
Phoenix-Mesa-Chandler, AZ	15,239	1,704,695	78.9%	80.5%	(1.6)%	79.2%	81.4%	(2.2)%	15.61	15.81	(1.3)%
Dallas-Fort Worth-Arlington, TX	12,566	1,638,412	80.4%	79.5%	0.9%	80.2%	79.6%	0.6%	14.17	14.50	(2.3)%
Atlanta-Sandy Springs-Roswell, GA	12,409	1,764,213	81.9%	80.1%	1.8%	81.7%	80.4%	1.3%	12.80	13.34	(4.0)%
Oklahoma City, OK	9,196	1,328,972	85.2%	81.5%	3.7%	85.0%	81.8%	3.2%	10.90	11.43	(4.6)%
Brownsville-Harlingen, TX	6,536	940,371	87.0%	87.1%	(0.1)%	87.3%	87.0%	0.3%	13.57	13.21	2.7%
San Juan-Bayamón-Caguas, PR	12,856	1,379,381	88.2%	89.6%	(1.4)%	88.6%	90.0%	(1.4)%	31.40	30.10	4.3%
North Port-Bradenton-Sarasota, FL	9,402	959,683	82.7%	86.8%	(4.1)%	83.3%	88.4%	(5.1)%	19.51	19.43	0.4%
McAllen-Edinburg-Mission, TX	7,578	1,174,063	86.4%	86.7%	(0.3)%	86.4%	87.2%	(0.8)%	13.05	12.94	0.9%
San Antonio-New Braunfels, TX	6,493	835,215	85.1%	81.0%	4.1%	83.8%	81.3%	2.5%	14.27	15.40	(7.3)%
Los Angeles-Long Beach-Anaheim, CA	9,752	1,064,494	84.6%	83.4%	1.2%	84.2%	84.2%	—%	25.50	24.69	3.3%
Orlando-Kissimmee-Sanford, FL	7,800	925,936	85.2%	82.5%	2.7%	84.6%	83.9%	0.7%	15.19	15.24	(0.3)%
Las Vegas-Henderson-North Las Vegas, NV	7,080	880,970	86.1%	89.0%	(2.9)%	86.0%	87.9%	(1.9)%	14.64	14.13	3.6%
Tulsa, OK	6,111	812,406	80.8%	81.4%	(0.6)%	81.2%	82.3%	(1.1)%	11.31	11.35	(0.4)%
Austin-Round Rock-San Marcos, TX	6,856	917,244	82.8%	81.5%	1.3%	82.3%	81.8%	0.5%	16.26	16.80	(3.2)%
Shreveport-Bossier City, LA	5,102	669,571	81.1%	79.8%	1.3%	80.7%	79.5%	1.2%	10.88	10.69	1.8%
Colorado Springs, CO	4,825	615,732	87.1%	84.7%	2.4%	87.4%	83.7%	3.7%	14.38	13.99	2.8%
Wichita, KS	4,198	586,931	87.1%	85.0%	2.1%	87.7%	84.6%	3.1%	13.70	13.20	3.8%
Amarillo, TX	4,974	704,609	86.3%	81.3%	5.0%	85.7%	81.3%	4.4%	11.03	10.84	1.8%
Bend, OR	3,937	570,674	88.2%	87.4%	0.8%	88.6%	85.9%	2.7%	15.96	15.56	2.6%
Other MSAs	154,892	19,253,127	84.0%	83.3%	0.7%	83.6%	83.6%	—%	15.69	15.53	1.0%
Total/Weighted Average	373,406	47,554,028	84.5%	83.8%	0.7%	84.2%	84.1%	0.1%	$15.88	$15.78	0.6%

2025 Same Store Pool(2)	369,685	47,047,276	84.5%	83.9%	0.6%	84.3%	84.2%	0.1%	$15.91	$15.80	0.7%

2024 Same Store Pool(3)	355,510	45,355,719	84.5%	83.9%	0.6%	84.3%	84.2%	0.1%	$15.93	$15.84	0.6%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2026 same store pool that were in NSA's same store pool reported in 2025.
(3)	Represents the subset of properties included in the 2026 same store pool that were in NSA's same store pool reported in 2024.

Supplemental Schedule 7

Same Store Operating Data (735 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Revenue
Rental revenue	$159,019	$159,106	$159,546	$158,028	$157,637
Other property-related revenue	5,202	5,500	5,971	6,186	6,215
Total revenue	164,221	164,606	165,517	164,214	163,852
Property operating expenses
Store payroll and related costs	10,303	11,011	11,797	11,812	11,572
Property tax expense	15,480	14,353	15,042	14,865	14,858
Utilities expense	4,671	4,274	5,868	4,713	5,230
Repairs & maintenance expense	3,387	3,360	3,613	4,284	4,565
Marketing expense	5,929	5,861	5,517	6,259	4,971
Insurance expense	2,286	2,289	2,290	2,285	2,459
Other property operating expenses	6,340	6,431	6,986	6,658	6,688
Total property operating expenses	48,396	47,579	51,113	50,876	50,343
Net operating income	$115,825	$117,027	$114,404	$113,338	$113,509

Net operating income margin	70.5%	71.1%	69.1%	69.0%	69.3%

Occupancy at period end	84.5%	84.2%	84.7%	85.2%	83.8%

Average occupancy	84.2%	84.2%	85.2%	84.4%	84.1%

Average annualized rental revenue (includes fees and net of any discounts and uncollectible customer amounts) per occupied square foot	$15.88	$15.89	$15.76	$15.76	$15.78

Average annual contract storage rent per square foot
In-place customers	$14.86	$14.86	$14.81	$14.82	$14.74
Move-ins	$9.03	$9.26	$10.13	$10.36	$9.96
Move-outs	$13.33	$13.34	$13.41	$13.51	$13.31

Move-Ins and Move-Outs (in rentable square feet)
Move-ins	5,432,512	5,006,190	5,583,760	5,838,210	4,460,522
Move-outs	5,373,455	5,351,164	5,916,278	5,290,746	5,052,317

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Rental revenue
Same store portfolio	$159,019	$159,106	$159,546	$158,028	$157,637
Non-same store portfolio	9,195	10,163	10,361	11,810	11,838
Total rental revenue	168,214	169,269	169,907	169,838	169,475
Other property-related revenue
Same store portfolio	5,202	5,500	5,971	6,186	6,215
Non-same store portfolio	384	434	488	588	529
Total other property-related revenue	5,586	5,934	6,459	6,774	6,744
Property operating expenses
Same store portfolio	48,396	47,579	51,113	50,876	50,343
Non-same store portfolio	3,638	3,889	4,234	4,751	4,761
Total property operating expenses	52,034	51,468	55,347	55,627	55,104

Net operating income	121,766	123,735	121,019	120,985	121,115
Management fees and other revenue	11,601	11,828	12,336	12,230	12,135
General and administrative expenses	(13,231)	(13,721)	(11,460)	(12,804)	(13,145)
Depreciation and amortization	(46,140)	(46,707)	(46,885)	(47,612)	(48,116)
Other	(3,098)	(3,214)	(4,101)	(4,500)	(4,476)
Interest expense	(39,257)	(40,152)	(40,549)	(41,269)	(40,475)
Equity in earnings (losses) of unconsolidated real estate ventures	1,155	1,894	463	(3,945)	(5,739)
Acquisition and integration costs	(811)	(797)	(1,439)	(2,040)	(2,445)
Merger related costs	(9,981)	—	—	—	—
Non-operating (expense) income	(302)	(391)	503	462	360
Gain on sale of self storage properties	6,458	5,297	—	9,571	1,425
Income tax expense	(479)	(991)	(871)	(120)	(1,120)
Net Income	$27,681	$36,781	$29,016	$30,958	$19,519

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2026	2025

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.88	$15.78
Total consolidated portfolio	15.71	15.58

Average Occupancy

Same store	84.2%	84.1%
Total consolidated portfolio	83.7%	83.4%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$7,982	$5,272
Value enhancing capital expenditures	1,136	—
Acquisitions capital expenditures	429	199
Total consolidated portfolio capital expenditures	$9,547	$5,471

Management Fees and Other Revenue Detail

Property management, call center and platform fees	$4,760	$4,668
Tenant insurance and tenant warranty protection related revenue	6,481	7,192
Other	360	275
Total management fees and other revenue on the Company's statements of operations	$11,601	$12,135

Property Operating Expenses Detail

Store payroll and related costs	$11,295	$12,914
Property tax expense	16,436	15,917
Utilities expense	5,046	5,724
Repairs & maintenance expense	3,609	5,003
Marketing expense	6,343	5,528
Insurance expense	2,483	2,689
Other property operating expenses	6,822	7,329
Property operating expenses on the Company's statements of operations	$52,034	$55,104

Supplemental Schedule 9 (continued)

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2026	2025
General and Administrative Expenses Detail

Supervisory and administrative expenses	$1,134	$1,441
Equity-based compensation expense	2,420	1,967
Other general and administrative expenses	9,677	9,737
General and administrative expenses on the Company's statements of operations	$13,231	$13,145

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, merger related costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters, such as merger related costs, the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, merger related costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as debt financing less cash and cash equivalents (both as reflected on the consolidated balance sheet), divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", were NSA's experienced regional self storage operators with local operational focus and expertise. Effective July 1, 2024, in connection with the internalization of the PRO structure, the Company purchased the PROs' management contracts. As of March 31, 2026, substantially all of the former PROs' operations have transitioned to the Company.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.

Equity Research Coverage

Barclays	BMO Capital Markets	BNP Paribas Exane
Brendan Lynch	Juan Sanabria	John Paul Flangos
212.526.9428	312.845.4074	646.342.5660

BofA Global Research	Citi Investment Research	Deutsche Bank
Samir Khanal	Eric Wolfe	Omotayo Okusanya
646.855.1497	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies
Michael Griffin	Spenser Glimcher	Jonathan Petersen
212.752.0886	949.640.8780	212.284.1705

KeyBanc Capital Markets	Mizuho Securities	Morgan Stanley
Todd Thomas	Ravi Vaidya	Ronald Kamdem
917.368.2286	212.282.4347	212.296.8319

RW Baird	Truist Securities	UBS
Wes Golladay	Michael Lewis	Michael Goldsmith
216.737.7510	212.319.5659	212.713.2951

Wells Fargo	Wolfe Research
Eric Luebchow	Andrew Rosivach
312.630.2386	646.582.9250